                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A
                               (AMENDMENT NO. 1)


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 31, 2002

                                   ----------

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
                     (FORMERLY RELIANT ENERGY, INCORPORATED)
             (Exact name of registrant as specified in its charter)

           TEXAS                          1-3187                 22-3865106
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)


                1111 LOUISIANA
                HOUSTON, TEXAS                                     77002
  (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

ITEM 5. OTHER EVENTS.


     We are filing this Current Report on Form 8-K/A (Amendment No. 1) for the purpose of amending and restating in its entirety our Current Report on Form 8-K filed on September 3, 2002 to correct typographical and other inadvertent errors in Item 5 and in Exhibit 99.1 as originally filed. Specifically, we are correcting certain errors in (1) the risk factors and description of management in Item 5 and (2) the second and third columns of the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2000 in Exhibit 99.1. In addition, we are clarifying the description of legal proceedings included in the Current Report on Form 8-K filed on September 3, 2002. Finally, we are providing information regarding the announcement on September 5, 2002, by our parent company, CenterPoint Energy, Inc., regarding a distribution to its common shareholders of all of the shares of Reliant Resources, Inc. common stock owned by CenterPoint Energy, Inc.



     Effective August 31, 2002, Reliant Energy, Incorporated (Reliant Energy) consummated a restructuring transaction in which it, among other things, (1) conveyed its Texas electric generation assets to an affiliated company, Texas Genco Holdings, Inc. (Texas Genco), (2) became an indirect, wholly owned subsidiary of a new utility holding company, CenterPoint Energy, Inc. (CenterPoint Energy), (3) was converted into a Texas limited liability company named CenterPoint Energy Houston Electric, LLC, and (4) distributed the capital stock of its operating subsidiaries to CenterPoint Energy. As part of the restructuring, each share of Reliant Energy common stock was converted into one share of CenterPoint Energy common stock and CenterPoint Energy assumed, and Reliant Energy was released from, approximately $3.2 billion in principal amount of outstanding indebtedness. Additionally, CenterPoint Energy assumed a $2.5 billion Senior A Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP, Reliant Energy and the lender parties thereto, and a $1.8 billion Senior B Credit Agreement, dated as of July 13, 2001 among Houston Industries FinanceCo LP, Reliant Energy and the lender parties thereto. For additional information regarding the restructuring, see CenterPoint Energy's Current Report on Form 8-K dated August 31, 2002, filed with the SEC on September 3, 2002 (file number 1-31447).



     On September 5, 2002, CenterPoint Energy announced that its Board of Directors had declared a distribution of all of the shares of Reliant Resources common stock owned by CenterPoint Energy to its common shareholders on a pro rata basis. The distribution will be made on September 30, 2002 to shareholders of record of CenterPoint Energy common stock as of the close of business on September 20, 2002, the record date for the distribution.



     Set forth below is a description of CenterPoint Energy Houston Electric, LLC, which is referred to as "we", "our" or "CenterPoint Houston," as the successor to Reliant Energy's electric transmission and distribution business. Also described are certain risk factors associated with CenterPoint Houston and its business. Additionally, we have included as Exhibit 99.1 pro forma financial information to reflect the effect of the restructuring of Reliant Energy as it relates to us. The pro forma financial information in Exhibit 99.1 is incorporated by reference herein.


                                    BUSINESS
     OVERVIEW

     We are a regulated utility engaged in the transmission and distribution of electric energy in a 5,000 square mile area located along the Texas Gulf Coast, including the City of Houston and surrounding cities such as Galveston, Pasadena, Baytown, Freeport and Sugar Land. Our principal operations are:

     o ELECTRIC TRANSMISSION: Our electric transmission business transports electric energy from power plants to substations and from one substation to another.

     o ELECTRIC DISTRIBUTION: Our electric distribution business distributes electricity for retail electric providers in our certificated service area by carrying lower-voltage power from the substation to the customer.

     Our customers consist of municipalities, electric cooperatives, other distribution companies and approximately 27 retail electric providers in our certificated service area. Two of these retail electric providers are subsidiaries of Reliant Resources, Inc. (Reliant Resources), an indirect 83% owned subsidiary of CenterPoint Energy. We anticipate that more than half of our revenues from retail electric providers for 2002 will come from subsidiaries of Reliant Resources.

     Our operations do not include the generation or sale of electricity, the procurement, supply or delivery of fuel for the generation of electricity or the solicitation or billing of retail electric customers, except as described below under "--Our Business."

     We do not receive any funding support, credit support or guarantees from CenterPoint Energy or any of its affiliates for our debt obligations.

     THE TEXAS ELECTRIC RESTRUCTURING LAW

     In 1999, Texas enacted an electric restructuring law, which substantially amended the regulatory structure governing electric utilities in Texas in order to allow retail competition for all customers beginning in January 2002. The Texas electric restructuring law required the separation of the generation, transmission and distribution, and retail sales functions of electric utilities into three different units. It also required each electric utility to file a business separation plan detailing its plan to comply with the Texas electric restructuring law. Under the law, neither the generation function nor the retail function are subject to traditional cost of service regulation, and the retail function has been opened to competition. The transmission and distribution function we perform remains subject to traditional utility rate regulation.

     Under the Texas electric restructuring law, transmission and distribution utilities in Texas whose generation assets were "unbundled" pursuant to the Texas electric restructuring law, including us, may recover generation-related:

     o "regulatory assets," which consist of the Texas jurisdictional amount reported by the previously vertically integrated electric utilities as regulatory assets and liabilities (offset by specified amounts) in their audited financial statements for 1998; and

     o "stranded costs," which consist of the positive excess of the net regulatory book value of generation assets over the market value of the assets, taking specified factors into account.

     We may also recover certain other items in connection with the stranded costs and regulatory assets recovery. For more information on stranded costs and regulatory assets recovery, see "--Stranded Costs and Regulatory Assets Recovery" and "Regulation."

     Additionally, the transmission and distribution affiliate of the electric utility that was serving an area before competition began continues to provide metering services for residential retail electric customers until the later of September 1, 2005, or the date when 40% of those retail electric customers are taking service from unaffiliated retail electric providers. For other retail electric customers, metering services will become competitive on January 1, 2004.

     Reliant Energy's business separation plan, as approved by the Public Utility Commission of Texas (the Texas Utility Commission), provided for the separation of its generation, transmission and distribution, and retail operations into three different companies and for the separation of its regulated and unregulated businesses into two publicly traded companies. Since January 1, 2002, the generation, transmission and distribution, and retail electric sales operations of Reliant Energy, which were previously conducted through Reliant Energy HL&P, have been functionally separated, with the retail sales operations being conducted by subsidiaries of Reliant Resources.

     Below is a description of the significant transactions through which we were formed:

     o Texas Genco Transfers. In connection with the holding company formation, Reliant Energy transferred its Texas electric generation assets and the associated liabilities to Texas Genco, which, in turn, transferred those assets and liabilities to Texas Genco, LP, a Texas limited partnership. Both the general partner and the sole limited partner of Texas Genco, LP are wholly owned subsidiaries of Texas Genco. Texas Genco, LP now operates Reliant Energy's formerly regulated generating assets as a power generation company selling generation capacity, energy and ancillary services at market prices to Reliant Resources and other power purchasers.

     o Reliant Energy Conversion. In connection with the holding company formation, Reliant Energy became an indirect wholly owned subsidiary of CenterPoint Energy and converted from a Texas corporation into CenterPoint Houston, a Texas limited liability company. Immediately after the conversion, we distributed the shares of all of our subsidiaries (other than Reliant Energy Transition Bond Company LLC (Bondco), Reliant Energy FinanceCo II LP and certain other financing subsidiaries) to CenterPoint Energy. Those transfers resulted in our holding only the transmission and distribution assets previously held by Reliant Energy and operating those assets subject to regulation by the Texas Utility Commission. Under the Texas electric restructuring law, we, as a transmission and distribution company, will not be subject to commodity risk since we will not be buying or selling electric energy, have provider of last resort responsibility and will not have the obligation to build new power plants to serve load in our traditional service territory.




     OUR BUSINESS

     Service Area. Our service area consists of a 5,000-square-mile area located along the Texas Gulf Coast, with a population in the year 2000 of approximately 4,670,000 people. Electric service is provided to approximately 1.7 million customers in this area, which includes the City of Houston and surrounding cities such as Galveston, Pasadena, Baytown, Bellaire, Freeport and Sugar Land. With the exception of Texas City, we serve nearly all of the Houston/Galveston consolidated metropolitan statistical area. Effective January 2002, all former electricity customers of Reliant Energy whose service was regulated became free to choose from retail electric providers who compete for their business. The competing retail electric providers are now our primary customers. See "--Customers" below.

     Electric Transmission. Our electric transmission business transports electricity from power plants to substations and from one substation to another. Transmission services are provided under tariffs approved by the Texas Utility Commission. Transmission service offers the use of the transmission system for delivery of power over facilities operating at 69 kV and above. Other services offered by the transmission business include system impact studies, facilities studies and maintenance of substations and transmission lines owned by other parties.

     Electric distribution. Our electric distribution business distributes electricity for retail electric providers in its certificated service area. Our distribution network consists of primary distribution lines, transformers, secondary distribution lines and service wires. Operations include metering services, outage response services and other call center operations. As part of the restructuring of the Texas electric utility market, metering services will be provided on a competitive basis for commercial and industrial electric customers beginning in January 2004 and for residential retail electric customers on the later of September 1, 2005, or the date when 40% of those residential retail electric customers are taking service from unaffiliated retail electric providers.

     Our distribution network receives electricity from the transmission grid through power distribution substations and distributes electricity to end users and wholesale customers through our distribution feeders.

     Distribution services are provided under tariffs approved by the Texas Utility Commission. New Texas Utility Commission rules and market protocols govern the commercial retail operations of distribution companies and other market participants.

     Most of our transmission and distribution lines have been constructed over lands of others pursuant to easements or along public highways and streets as permitted by law. The transmission and distribution networks are currently subject to the liens of a Mortgage and Deed of Trust, as supplemented, that secure our obligations under $1,161,217,000 aggregate principal amount of outstanding first mortgage bonds (including $546,500,000 aggregate principal amount issued as collateral to secure certain long-term debt obligations of CenterPoint Energy).

     Electricity Reliability Council of Texas. We are a member of the Electricity Reliability Council of Texas (ERCOT), an intrastate network of retail customers, investor and municipally owned electric utilities, rural electric co-operatives, river authorities, independent generators, power marketers and retail electric providers that serves as the regional reliability coordinating council for member electric power systems in Texas. ERCOT's control area consists of the State of Texas other than a portion of the panhandle and a portion of the eastern part of the state bordering Louisiana. The ERCOT independent system operator is responsible for maintaining reliable operations of the bulk electric power supply system in the ERCOT market. Its responsibilities include ensuring that information relating to a customer's choice of retail electric provider is conveyed in a timely manner to anyone needing the information. It is also responsible for ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers in the ERCOT market. Unlike independent systems operators in other regions of the country, ERCOT is not a centrally dispatched power pool, and the ERCOT independent system operator does not procure energy on behalf of its members other than to maintain the reliable operations of the transmission system. Members are responsible for contracting their energy requirements bilaterally. ERCOT also serves as agent for procuring ancillary services for those who elect not to provide their own ancillary service requirement.

     The ERCOT market operates under the reliability standards set by the North American Electric Reliability Council. The Texas Utility Commission has primary jurisdiction over the ERCOT market to ensure the adequacy and reliability of electricity across the state's main interconnected power grid.

     Our electric transmission business supports the operation of the ERCOT independent system operator and all ERCOT members. The transmission business has planning, design, construction, operation and maintenance responsibility for the transmission grid and for the load serving substations. The transmission business is participating with the ERCOT independent system operator and other ERCOT utilities to plan, design, obtain regulatory approval for and construct new transmission lines necessary to increase bulk power transfer capability and to remove existing limitations on the ERCOT transmission grid.

     Customers. Our customers consist of municipalities, electric cooperatives, other distribution companies and approximately 27 retail electric providers in our certificated service area. Two of these retail electric providers are subsidiaries of Reliant Resources. We anticipate that more than half of our revenues from retail electric providers for 2002 will come from subsidiaries of Reliant Resources. Each retail electric provider is licensed by the Texas Utility Commission and must meet creditworthiness criteria established by the Texas Utility Commission. We operate on a continuous billing cycle, with meter readings being conducted and invoices being distributed to the retail electric providers each business day.

     Competition. In order for another provider of transmission and distribution services to provide such services in our territory, it would be required to obtain a certificate of convenience and necessity in proceedings before the Texas Utility Commission.

     STRANDED COSTS AND REGULATORY ASSETS RECOVERY

     The Texas electric restructuring law provides us an opportunity to recover our "regulatory assets" and "stranded costs" resulting from the unbundling of the transmission and distribution utility from the generation facilities and the related onset of retail electric competition. "Stranded costs" include the positive excess of the regulatory net book value of generation assets over the market value of the assets. The Texas electric restructuring law allows alternative methods of third party valuation of the fair market value of generation assets, including outright sale, full and partial stock valuation and asset exchanges. CenterPoint Energy has agreed in the business separation plan approved by the Texas Utility Commission that the fair market value of its generating assets will be determined using the partial stock valuation method. We expect that CenterPoint Energy will distribute to its shareholders approximately 19% of the common stock of Texas Genco in late 2002 or early 2003. The publicly traded common stock will then be used to determine the market value of Texas Genco. The Texas electric restructuring law also provides specific regulatory remedies to reduce or mitigate a utility's stranded cost exposure. For example, during a base rate freeze period from 1999 through 2001, earnings above the utility's authorized rate of return formula were required to be applied in a manner to accelerate depreciation of generation-related plant assets for regulatory purposes if the utility was expected to have stranded costs. In addition, depreciation expense for transmission and distribution related assets could be redirected to generation assets for regulatory purposes during that period if the utility was expected to have stranded costs. Reliant Energy undertook both of these remedies provided in the Texas electric restructuring law.

     "Regulatory assets" consist of the Texas jurisdictional amount reported by an electric utility as regulatory assets and liabilities (offset by specified amounts) in their audited financial statements for 1998. The Texas electric restructuring law permits utilities to recover regulatory assets through non-bypassable transition charges on retail electric customers' bills, to the extent that such assets and costs are established in certain regulatory proceedings.

     The Texas electric restructuring law also permits us, or a special purpose entity, to issue securitization bonds for the recovery of generation-related regulatory assets and stranded costs. See "--Securitization Financing" below for a more complete discussion of the issuance of securitization bonds. Any stranded costs not recovered through the sale of securitization bonds may be recovered through a separate non-bypassable charge to transmission and distribution customers.

     Mitigation. In the Wires Case described below under "Regulation," the Texas Utility Commission found that Reliant Energy had overmitigated its stranded costs by redirecting transmission and distribution depreciation and by accelerating depreciation of generation assets as provided under its transition plan and the Texas electric restructuring law. In December 2001, Reliant Energy recorded a regulatory liability of $1.1 billion to reflect the prospective refund of accelerated depreciation, removed its previously recorded embedded regulatory asset of $841 million that had resulted from redirected depreciation and recorded a regulatory asset of $2.0 billion based upon then current projections of market value of Reliant Energy's Texas generation assets to be covered by the 2004 true-up proceeding described below. Recovery of this asset dependent upon action by the Texas Utility Commission. Reliant Energy began refunding the excess mitigation credits in January 2002 and we will continue to do so over a seven year period. If events occur that make the recovery of all or a portion of the regulatory assets no longer probable, we will write off the corresponding balance of these assets as a charge against earnings.

     Final True-Up. Beginning in January 2004, the Texas Utility Commission will conduct true-up proceedings for each investor-owned utility. The purpose of the true-up proceeding is to quantify and reconcile the amount of stranded costs, the capacity auction true-up, unreconciled fuel costs and other regulatory assets associated with the generating assets that were not previously securitized as described below under "--Securitization Financing." The true-up proceeding will result in either additional charges or credits being assessed on certain retail electric providers.

     STRANDED COST COMPONENT. The regulatory net book value of generating assets will be compared to the market value based on the partial stock valuation method. The resulting difference, if positive, is stranded cost that will be recovered through a transition charge, which is a non-bypassable charge assessed to customers taking delivery service from us, or through securitization of the transition charge. If the difference is negative, the amount of over-mitigation not at that time returned to customers (redirected depreciation and excess earnings directed to depreciation) will be returned to customers through lower transmission and distribution charges.

     The publicly traded common stock of Texas Genco will be used to determine the value of the generating assets of Texas Genco pursuant to the partial stock valuation method for determining stranded costs. The value will be equal to the average daily closing price on a national exchange for publicly held shares of common stock in Texas Genco for the 30 consecutive trading days chosen by the Texas Utility Commission out of the 120 trading days immediately preceding the true-up filing, plus a control premium, up to a maximum of 10%, to the extent included in the valuation determination made by the Texas Utility Commission. The regulatory net book value is the balance as of December 31, 2001 plus certain costs incurred for reductions in emissions of oxides of nitrogen and any above-market purchase power costs. The regulatory net book value will also include any mitigation returned to ratepayers through return of "excess earnings depreciation" or reversal of redirected depreciation.

     ECOM TRUE-UP COMPONENT. The Texas Utility Commission used a computer model or projection, called an ECOM model, to estimate stranded costs related to generation plant assets. In connection with using the ECOM model to calculate the stranded cost estimate, the Texas Utility Commission estimated the market power prices that will be received in the generation capacity auctions mandated by the Texas electric restructuring law during the period January 1, 2002 through December 31, 2003. Any difference between the actual market power prices received in those auctions and the Texas Utility Commission's earlier estimates of those market prices will be a component of the 2004 true-up to which we will be a party.

     FUEL OVER/UNDER RECOVERY COMPONENT. The fuel component will be determined in a final fuel reconciliation. In that proceeding, the amount of any over- or under-recovery of fuel costs from the period August 1, 1997 through January 30, 2002 will be determined. Reliant Energy's filing related to this proceeding covers $8.6 billion in fuel expense and interest incurred during that period. Current substantive rules require that the Texas Utility Commission rule on this case by March 2003. A procedural schedule has been set with a hearing scheduled to begin November 19, 2002. Any over- or under-recovery, plus interest thereon, will either be returned to or recovered from our customers, as appropriate, as a component of the 2004 true-up.

     "PRICE TO BEAT" CLAWBACK COMPONENT. In connection with the implementation of the Texas electric restructuring law, the Texas Utility Commission has set a "price to beat" that retail electric providers affiliated with a former integrated utility charge residential and small commercial customers within their affiliated electric utility's service area. The true-up provides for a clawback of "price to beat" in excess of the market price of electricity if 40% of the "price to beat" load is not served by a non-affiliated retail electric provider by January 1, 2004. Pursuant to the master separation agreement between Reliant Energy and Reliant Resources, Reliant Resources is obligated to reimburse us for the clawback component of the true-up. The clawback will not exceed $150 times the number of customers served by the affiliated retail electric provider in the transmission and distribution utility's service territory less the number of customers served outside the transmission and distribution utility's service territory on January 1, 2004.

     Securitization Financing. The Texas electric restructuring law provides for the use of special purpose entities to issue securitization bonds for the economic value of generation-related regulatory assets and stranded costs. These bonds will be amortized through non-bypassable charges to our customers. Any stranded costs not recovered through the securitization bonds will be recovered through a non-bypassable charge assessed to customers taking delivery service from us.

     In October 2001, our subsidiary Bondco issued $749 million of transition bonds to securitize generation-related regulatory assets. The bonds have a final maturity date of September 15, 2015. Payments on the securitization bonds are made out of funds from non-bypassable transition charges assessed to customers taking delivery service from us.

     We expect that we will seek to securitize the true-up balance upon completion of the 2004 True-up Proceeding. The bonds may have a maximum maturity of 15 years. Payments on these securitization bonds would also be made out of funds from non-bypassable transition charges assessed to customers taking delivery service from us.

                                   REGULATION

     Our parent company, CenterPoint Energy, operates as a public utility holding company subject to regulation by the SEC under the Public Utility Holding Company Act of 1935. The Public Utility Holding Company Act of 1935 directs the SEC to regulate, among other things, issuances of securities, sales or acquisitions of assets, intra-corporate transactions and permitted lines of business.

     We are subject to regulation by various federal, state and local governmental agencies. Except with respect to minor elements of our business associated with the operation of high voltage DC lines, we are not regulated by the Federal Energy Regulatory Commission (FERC). Our rates and services are regulated by the Texas Utility Commission. We conduct our operations pursuant to a certificate of convenience and necessity issued by the Texas Utility Commission that covers our present service area and facilities. We hold non-exclusive franchises from the incorporated municipalities in our service territory. These franchises give us the right to operate our transmission and distribution system within the streets and public ways of these municipalities for the purpose of delivering electric service to the municipality and its residents and businesses. None of these franchises expires before 2007.

     Historically, Reliant Energy paid the incorporated municipalities in its service territory a franchise fee based on a formula that was usually a percentage of revenues received from electricity sales for consumption within each municipality. Since January 1, 2002, we have become responsible for Reliant Energy's obligations under these franchise arrangements. We expect the franchise fees payable to remain consistent with the fees paid by Reliant Energy; however, the new fees could be higher if electricity sales increase. We would be able to adjust our rates to recover such an increase only through a general rate case in which all of our expenses and revenues would be subject to review by the Texas Utility Commission.

     Rates. All retail electric providers in our service area pay the same rates and other charges for distribution services. Our distribution rates are based on amounts of energy demanded. All other distribution companies in ERCOT pay us the same rates and other charges for transmission services. Transmission rates are based on amounts of energy transmitted under "postage stamp" rates that do not vary with the distance the energy is being transmitted.

     The transmission and distribution rates that are in effect as of January 1, 2002 for us are based on an order issued by the Texas Utility Commission (Docket No. 22355). The order resulted from a March 31, 2000 filing (the Wires Case) with the Texas Utility Commission required by the Texas electric restructuring law. The Wires Case set the regulated rates for us to be effective when electric competition began. This regulated delivery charge includes the transmission and distribution charge, a system benefit fund fee, a nuclear decommissioning fund charge, a municipal franchise fee and a transition charge associated with securitization of regulatory assets. In Reliant Energy's appeal of certain aspects of the Wires Case, the Travis County District Court generally upheld the Texas Utility Commission's order. CenterPoint Energy may appeal the district court's decision to the Texas Court of Appeals but has not yet filed an appeal.

     Decommissioning Trust. The South Texas Project Nuclear Generating Station (the South Texas Project) is a nuclear power generation facility, 30.8% of which is owned by Texas Genco. The South Texas Project must undergo decommissioning at the end of its licensed life. We have been authorized by the Texas electric restructuring law and the Texas Utility Commission to collect $2.9 million per year from customers using our transmission and distribution services and to deposit the amount collected into an external trust created to fund Texas Genco's share of the decommissioning costs for the South Texas Project. At June 30, 2002, the securities held by the trusts had an estimated fair value of $169 million.

     In the event that funds from the trust are inadequate to decommission the facilities, we will be required to collect through rates or other authorized charges all additional amounts required to fund Texas Genco's obligations relating to the decommissioning of the South Texas Project. Pursuant to the Texas electric restructuring law, costs associated with nuclear decommissioning that have not been recovered as of January 1, 2002 will continue to be subject to cost-of-service rate regulation and will be included in a charge to transmission and distribution customers. We are also contractually obligated to indemnify Texas Genco from and against any obligations relating to the decommissioning not otherwise satisfied through collections from customers. Following the completion of the decommissioning, if surplus funds remain in the decommissioning trust, the excess will be refunded to our customers through reductions in the rates applicable to transmission and distribution services.

     Environmental. We are subject to various federal, state and local requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of our activities, including the discharge of pollutants into air, water, and soil, the proper handling of solid, hazardous, and toxic materials and waste, noise, and safety and health standards applicable to the workplace.

     If we do not comply with environmental requirements that apply to our operations, regulatory agencies could seek to impose on us civil, administrative and/or criminal liabilities as well as seek to curtail our operations. Under some statutes, private parties could also seek to impose upon us civil fines or liabilities for property damage, personal injury and possibly other costs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), owners and operators of facilities from which there has been a release or threatened release of hazardous substances, together with those who have transported or arranged for the disposal of those substances, are liable for:

     o    the costs of responding to that release or threatened release; and

     o    the restoration of natural resources damaged by any such release.

     We are not aware of any liabilities under CERCLA that would have a material adverse effect on us, our financial position, results of operations or cash flows.

                                LEGAL PROCEEDINGS


     Our predecessor, Reliant Energy, and certain of its former subsidiaries have been named as defendants in several lawsuits described below. Under a master separation agreement between Reliant Energy and Reliant Resources, we and our parent CenterPoint Energy are entitled to be indemnified by Reliant Resources for any losses arising out of the lawsuits described under "California Litigation" and "Trading and Marketing Activities," including attorneys' fees and other costs.



     Reliant Energy Municipal Franchise Fee Lawsuits. In February 1996, the cities of Wharton, Galveston and Pasadena filed suit, for themselves and a proposed class of all similarly situated cities in Reliant Energy's electric service area, against Reliant Energy and Houston Industries Finance, Inc. (formerly a wholly owned subsidiary of Reliant Energy) alleging underpayment of municipal franchise fees. Plaintiffs claim that they are entitled to 4% of all receipts of any kind for business conducted within these cities over the previous four decades. A jury trial of the original claimant cities (but not the class of cities) in the 269th Judicial District Court for Harris County, Texas, ended in April 2000 (the Three Cities case). Although the jury found for Reliant Energy on many issues, they found in favor of the original claimant cities on three issues, and assessed a total of $4 million in actual and $30 million in punitive damages. However, the jury also found in favor of Reliant Energy on the affirmative defense of laches, a defense similar to a statute of limitations defense, due to the original claimant cities having unreasonably delayed bringing their claims during the 43 years since the alleged wrongs began. The trial court in the Three Cities case granted most of Reliant Energy's motions to disregard the jury's findings. The trial court's rulings reduced the judgment to $1.7 million, including interest, plus an award of $13.7 million in legal fees. In addition, the trial court granted Reliant Energy's motion to decertify the class. Following this ruling, 45 cities filed individual suits against Reliant Energy in the District Court of Harris County.

     The Three Cities case has been appealed. We believe that the damage award resulted from serious errors of law and that it will be set aside by the Texas appellate courts. In addition, we believe that because of an agreement between the parties limiting fees to a percentage of the damages, reversal of the award of attorneys' fees is probable.



     The extent to which issues in the Three Cities case may affect the claims of the other cities served by Reliant Energy cannot be assessed until judgments are final and no longer subject to appeal. However, the trial court's rulings disregarding most of the jury's findings are consistent with Texas Supreme Court opinions. We estimate the range of possible outcomes for recovery by the plaintiffs in the Three Cities case to be between zero and $18 million inclusive of interest and attorneys' fees.



     California Litigation. Reliant Energy has been named as a defendant in class action lawsuits and other lawsuits filed against subsidiaries of Reliant Resources and other companies that own generation plants in California and other sellers of electricity in California markets. The lawsuits were originally filed in state courts in San Diego County, San Francisco County and Los Angeles
County but have been consolidated and removed to the federal district court for the Southern District of California in San Diego where they are now pending. While the plaintiffs allege various violations by the defendants of state antitrust laws and state laws against unfair and unlawful business practices, each of the lawsuits is grounded on the central allegation that defendants conspired to drive up the wholesale price of electricity. In addition to injunctive relief, the plaintiffs in these lawsuits seek treble the amount of damages alleged, restitution of alleged overpayments, disgorgement of alleged unlawful profits for sales of electricity, costs of suit and attorneys' fees. Based on the pleadings filed to date, we are unable to determine the extent of monetary damages the plaintiffs are seeking from Reliant Resources and its affiliates.






     In March 2002, the California Attorney General filed a civil lawsuit in a state court in San Francisco County naming Reliant Energy, Reliant Resources and several subsidiaries of Reliant Resources as defendants. The Attorney General alleges various violations by the defendants of state laws against unfair and unlawful business practices arising out of transactions in the markets for ancillary services run by the California independent system operator. In addition to injunctive relief, the Attorney General seeks restitution and disgorgement of alleged unlawful profits for sales of electricity, and civil penalties. Reliant Resources removed this lawsuit to federal court for the Northern District of California in San Francisco.



     In April 2002, the California Attorney General filed a second lawsuit in San Francisco County against Reliant Energy, Reliant Resources and several subsidiaries of Reliant Resources alleging that Reliant Resources consistently charged unjust and unreasonable prices for electricity, and that each instance of overcharge violated California law. The lawsuit seeks fines of up to $2,500 for each alleged violation, and "other equitable relief as appropriate." Reliant Resources has also removed this case to federal court for the Northern District of California in San Francisco, where it is currently the subject of an emergency appeal by the California Attorney General.



     Also in April 2002, the California Attorney General and the California Department of Water Resources filed a complaint in the federal court for the Northern District of California in San Francisco against Reliant Energy, Reliant Resources and a number of its subsidiaries. In this lawsuit, the Attorney General alleges that Reliant Resources' acquisition of electric generating facilities from Southern California Edison in 1998 violated Section 7 of the Clayton Act, which prohibits mergers or acquisitions that substantially lessen competition. The lawsuit claims that the acquisitions gave Reliant Resources market power which it then exercised to overcharge California consumers for electricity. The lawsuit seeks injunctive relief against alleged unfair competition, divestiture of Reliant Resources' California facilities, disgorgement of alleged illegal profits, damages, and civil penalties for each alleged exercise of market power.



     Reliant Resources has filed motions to dismiss all of the pending lawsuits filed by the California Attorney General.



     After the filing of the Attorney General cases, seven new class action cases were filed in state courts in Northern California. Each of these purports to represent the same class of California ratepayers, assert the same claims as asserted in the original class action cases, and in some instances repeat the allegations in the Attorney General cases. All of these cases have been removed to federal court for the Southern District of California in San Diego. Certain plaintiffs have opposed this transfer and a hearing on the matter is expected during September 2002. An additional class action lawsuit was filed in federal court for the Southern District of California on behalf of electric power customers in the State of Washington.



     Reliant Resources is defending CenterPoint Energy and us (as the corporate successor to Reliant Energy) in the California litigation pursuant to its indemnification obligations under the master separation agreement between Reliant Resources and Reliant Energy.


     Trading and Marketing Activities. Reliant Energy has been named as a party in several lawsuits and regulatory proceedings relating to the trading and marketing activities of its former subsidiary Reliant Resources. Their ultimate outcome and their effect on us cannot be predicted at this time. Additional information regarding certain of these matters is set forth below.

     In June 2002, the SEC advised Reliant Resources that it had issued a formal order in connection with its investigation of Reliant Resources' financial reporting, internal controls and related matters. We understand that the investigation is focused on its same-day commodity trading transactions involving purchases and sales with the same counterparty for the same volume at substantially the same price ("round trip trades") and structured transactions. These matters were previously the subject of an informal inquiry by the SEC. The SEC's formal order is also addressed to Reliant Energy. Reliant Resources and we, as Reliant Energy's corporate successor, are cooperating with the SEC staff.

     In connection with the Texas Utility Commission's industry-wide investigation into potential manipulation of the ERCOT market on and after July 31, 2001, Reliant Energy and Reliant Resources have provided information to the Texas Utility Commission concerning their scheduling and trading activities.


     In May, June and July 2002, ten class action lawsuits were filed in federal court for the Southern District of Texas in Houston and one class action lawsuit was filed in federal court for the Eastern District of Texas in Texarkana on behalf of purchasers of securities of Reliant Resources and/or Reliant Energy. Reliant Resources and certain of its executive officers are named as defendants. Reliant Energy is also named as a defendant in three of the lawsuits. One lawsuit names Reliant Resources' and Reliant Energy's independent auditors as a defendant. The complaints allege that the defendants overstated the revenues of Reliant Energy and Reliant Resources by including transactions involving the purchase and sale of commodities with the same counterparty at the same price and that Reliant Energy and Reliant Resources improperly accounted for certain other transactions, among other things. The complaints seek monetary damages, and in one of the lawsuits rescission, on behalf of a supposed class. In eight of the lawsuits, the supposed class is composed of persons who purchased or otherwise acquired Reliant Resources and/or Reliant Energy securities during specified class periods. The three lawsuits that include Reliant Energy as a named defendant were also filed on behalf of purchasers of securities of Reliant Resources and/or Reliant Energy during specified class periods.



     Additionally, in May and June 2002, four class action lawsuits were filed on behalf of purchasers of securities of Reliant Energy. Reliant Energy and several of its executive officers are named as defendants. The lawsuits were filed in federal district court for the Southern District of Texas in Houston. The plaintiffs allege that the defendants made false and misleading statements as part of an alleged scheme to artificially inflate trading volumes and revenues by including transactions involving the purchase and sale of commodities with the same counterparty at the same price, to spin-off Reliant Resources to avoid exposure to Reliant Resources' liabilities and to cause the price of Reliant Resources' stock to rise artificially, among other things. The complaints seek monetary damages on behalf of persons who purchased Reliant Energy securities during specified class periods.



     In May 2002, three class action lawsuits were filed in federal district court for the Southern District of Texas in Houston on behalf of participants in various employee benefits plans sponsored by Reliant Energy. Reliant Energy and its directors are named as defendants in all of the lawsuits. One of the lawsuits has been dismissed without prejudice. The two remaining lawsuits allege that the defendants breached their fiduciary duties to various employee benefits plans sponsored by Reliant Energy, in violation of the Employee Retirement Income Security Act. The plaintiffs allege that the defendants permitted the plans to purchase or hold securities issued by Reliant Energy when it was imprudent to do so, including after the prices for such securities became artificially inflated because of alleged securities fraud engaged in by the defendants. The complaints seek monetary damages for losses suffered by a putative class of plan participants whose accounts held Reliant Energy or Reliant Resources securities, as well as equitable relief in the form of restitution.



     Reliant Resources is defending us and our parent, CenterPoint Energy, in these class action suits relating to its trading and marketing activities pursuant to its indemnification obligations under the master separation agreement between Reliant Resources and Reliant Energy.



     Other Proceedings. We are involved in other proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business. Our management currently believes that the disposition of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows.


                                   PROPERTIES

     All of our properties are located in the State of Texas. Our transmission system carries electricity from power plants to substations and from one substation to another. These substations serve to connect power plants, the high voltage transmission lines and the lower voltage distribution lines. Unlike the transmission system, which carries high voltage electricity over long distances, distribution lines carry lower voltage power from the substation to the retail electric customers. The distribution system consists primarily of distribution lines, transformers, secondary distribution lines and service wires.

     Electric Lines--Overhead. As of December 31, 2001, we owned 25,998 pole miles of overhead distribution lines and 3,606 circuit miles of overhead transmission lines, including 452 circuit miles operated at 69,000 volts, 2,095 miles operated at 138,000 volts and 1,059 circuit miles operated at 345,000 volts.

     Electric Lines--Underground. As of December 31, 2001, we owned 12,701 circuit miles of underground distribution lines and 15.6 circuit miles of underground transmission lines, including 4.5 circuit miles operated at 69,000 volts and 11.1 circuit miles operated at 138,000 volts.

     Substations. As of December 31, 2001, we owned 223 major substation sites (252 substations) having total installed rated transformer capacity of 64,783 megavolt amperes.

                                   MANAGEMENT

                         MANAGER AND EXECUTIVE OFFICERS
                             (AS OF AUGUST 31, 2002)


         NAME                                                 TITLE
         ----                                                 -----
         David M. McClanahan.....................    Manager
         Thomas R. Standish......................    President and Chief Operating Officer
         Gary L. Whitlock........................    Executive Vice President and Chief Financial Officer
         Scott E. Rozzell........................    Executive Vice President, General Counsel and Corporate
                                                     Secretary
         James S. Brian..........................    Senior Vice President and Chief Accounting Officer
         Marc Kilbride...........................    Vice President and Treasurer



     DAVID M. MCCLANAHAN is the sole Manager of CenterPoint Houston and Vice Chairman, President and Chief Operating Officer-Regulated Operations for CenterPoint Energy. Before the restructuring, he served as Vice Chairman, President and Chief Operating Officer-Regulated Operations for Reliant Energy, which was responsible for regulated electric and gas operations. Effective September 30, 2002, Mr. McClanahan will become a director and President and Chief Executive Officer of CenterPoint Energy. Prior to being named President of the Delivery Group, Mr. McClanahan served as President of the electric utility division of Reliant Energy. Since 1972, Mr. McClanahan has held a variety of positions at Reliant Energy and its predecessors and subsidiaries including positions in information systems, accounting, and finance.



     THOMAS R. STANDISH is President and Chief Operating Officer of CenterPoint Houston. He previously served as President and Chief Operating Officer for both electricity and natural gas in Reliant Energy's Houston service area. He began his career in 1983 with Houston Lighting & Power Company, where he served in various positions in the marketing, rates & research, regulatory relations and engineering departments and more recently, as Senior Vice President of Distribution Customer Service.



     GARY L. WHITLOCK is Executive Vice President and Chief Financial Officer of CenterPoint Houston and Executive Vice President and Chief Financial Officer-Regulated Operations for CenterPoint Energy. From July 2001 until the time of the restructuring, he served as Executive Vice President and Chief Financial Officer-Regulated Operations for Reliant Energy. Effective September 30, 2002, Mr. Whitlock will become Executive Vice President and Chief Financial Officer of CenterPoint Energy. Prior to July 2001, Mr. Whitlock was Vice President, Finance and Chief Financial Officer of Dow AgroSciences, a subsidiary of The Dow Chemical Company. He started his career with Dow in 1972, where he held a number of financial positions.



     SCOTT E. ROZZELL is Executive Vice President, General Counsel and Corporate Secretary of Centerpoint Houston and Executive Vice President and General Counsel-Regulated Operations for CenterPoint Energy. He previously served as Executive Vice President and General Counsel-Regulated Operations for Reliant Energy. Effective September 30, 2002, Mr. Rozzell will become Executive Vice President, General Counsel and Corporate Secretary of CenterPoint Energy. Before joining Reliant Energy in 2001, Mr. Rozzell served as chair of the Energy Department of the Houston office of Baker Botts L.L.P.



     JAMES S. BRIAN is Senior Vice President and Chief Accounting Officer of CenterPoint Houston and of CenterPoint Energy. He served from August 2002 until the restructuring as Senior Vice President and Chief Accounting Officer of Reliant Energy. Mr. Brian has served in various finance, accounting and treasury positions with Reliant Energy, its predecessors and subsidiaries since 1977.



     MARC KILBRIDE is Vice President and Treasurer of CenterPoint Houston and of CenterPoint Energy, having previously served as Treasurer of Reliant Energy. Mr. Kilbride has served in various finance, risk management and treasury capacities with Reliant Energy, its predecessors and subsidiaries since 1977.

                                  RISK FACTORS

     Investors in our securities should consider carefully the risks described below as well as the other risks described in this Current Report on Form 8-K. There may be risks that others view in a different way than we do, and we may omit a risk that we consider immaterial but that others would consider important. If any of the following risks occurs, our business, financial condition or results of operations could be materially harmed.

          RISKS RELATED TO OUR TRANSMISSION AND DISTRIBUTION BUSINESSES

WE ARE OPERATING IN A NEW MARKET ENVIRONMENT IN WHICH WE AND OTHERS HAVE LITTLE OPERATING EXPERIENCE.

     The competitive electric market in Texas is new. Neither we nor any of the Texas Utility Commission, ERCOT or other market participants has any significant operating history under the market framework created by the Texas electric restructuring law. Some operational difficulties were encountered in the pilot program conducted last year and are being experienced now. These difficulties include delays in the switching of some customers from one retail electric provider to another. These difficulties create uncertainty as to the amount of transmission and distribution charges owed by each retail electric provider, which may cause payment of those amounts to be delayed. While to date these difficulties have not been material, these operating difficulties could become material or structural changes adopted to address these difficulties could materially adversely affect our revenues and results of operations.

COLLECTION OF OUR REVENUES IS CONCENTRATED IN A SMALL NUMBER OF RETAIL ELECTRIC PROVIDERS.

     Our revenues from the distribution of electricity are collected from retail electric providers that supply the electricity we distribute to their customers. Currently, we do business with approximately 27 retail electric providers. Adverse economic conditions or structural problems in the new Texas market could impair the ability of these retail providers to pay for our services or could cause them to delay such payments. We depend on these retail electric providers to timely remit payments to us. Any delay or default in payment could adversely affect our cash flows. We anticipate that more than half of our revenues from retail electric providers for 2002 will come from subsidiaries of Reliant Resources. See "Business--Our Business--Customers."

PROBLEMS WITH METERING THE ELECTRICITY WE DISTRIBUTE MAY MATERIALLY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

     Currently, we provide all metering services to retail electric providers for customers in our service territory. Pursuant to the Texas electric restructuring law, metering services will be provided on a competitive basis beginning in January 2004 for commercial and industrial customers and by at least September 2005 for residential customers. After January 2004, third parties will be permitted to perform metering services and provide metering data to us. The Texas Utility Commission has not yet established certification or performance standards for third party metering entities. Because third parties will not have previously performed metering services in our service territory, there may be unforeseen problems in converting to the third party's metering system, in taking accurate meter readings and in collecting and processing accurate metering data following the conversion to competitive metering. Any failure by us or these third parties to meter accurately the electricity sold by the retail electric providers could adversely impact the revenues we receive from retail electric providers.

RATE REGULATION OF OUR BUSINESS MAY DELAY OR DENY OUR FULL RECOVERY OF OUR
COSTS.

     Our rates are regulated by the Texas Utility Commission based on an analysis of our expenses incurred in a test year. Thus, the rates we are allowed to charge may or may not match our expenses at any given time. While rate regulation in Texas is premised on providing a reasonable opportunity to earn a reasonable rate of return on invested capital, there can be no assurance that the Texas Utility Commission will judge all of our costs to have been prudently incurred or that the regulatory process in which rates are determined will always result in rates that will produce full recovery of our costs.

WE MAY NOT BE SUCCESSFUL IN RECOVERING THE FULL VALUE OF OUR STRANDED COSTS AND REGULATORY ASSETS RELATED TO GENERATION.


     We are entitled to recover our stranded costs (i.e., the excess of regulatory net book value of generation assets, as defined by the Texas electric restructuring law, over the market value of those assets) and our regulatory assets related to generation. We will make a filing in January 2004 in a true-up proceeding provided for by the Texas electric restructuring law. The purpose of this proceeding will be to quantify and reconcile: the amount of stranded costs; differences in the prices achieved in the auctions of Texas Genco's generation capacity and Texas Utility Commission estimates; unreconciled fuel costs; and other regulatory assets associated with Reliant Energy's former Texas generation business for which we were not previously reimbursed through the issuance of "securitization" bonds by a subsidiary. We will be required to establish and support the amounts of these costs in order to recover them. We cannot assure you that we will be able to successfully establish and support our estimates of the value of these costs. For more information about the true-up proceeding, please read "Business--Stranded Costs and Regulatory Assets Recovery."


DISRUPTIONS IN POWER GENERATION FACILITIES OWNED BY THIRD PARTIES COULD INTERRUPT OUR SALES OF DISTRIBUTION AND TRANSMISSION SERVICES.


     We depend on power generation facilities owned by third parties to provide retail electric providers with electric power which we transmit and distribute to their customers. We do not own or operate any power generation facilities. If power generation is disrupted or if power generation capacity is inadequate, our transmission and distribution services may be interrupted, adversely affecting our revenues.


OUR REVENUES AND RESULTS OF OPERATIONS ARE SEASONAL.

     A portion of our revenues is derived from rates that we collect from each retail electric provider based on the amount of electricity we distribute on behalf of each retail electric provider. Thus, our revenues and results of operation are subject to seasonality, weather conditions and other changes in electricity usage.

OUR REVENUES AND RESULTS OF OPERATIONS ARE SUBJECT TO RISKS THAT ARE BEYOND OUR CONTROL.

     The cost of repairing damage to our facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events, in excess of reserves established for such repairs, may adversely impact our revenues, operating and capital expenses and results of operations.

TECHNOLOGICAL CHANGE MAY MAKE ALTERNATIVE ENERGY SOURCES MORE ATTRACTIVE AND MAY ADVERSELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

     The continuous process of technological development may result in the introduction to retail customers of economically attractive alternatives to purchasing electricity through our distribution facilities. Manufacturers of self-generation facilities continue to develop smaller-scale, more-fuel-efficient generating units that can be cost-effective options for retail customers with smaller electric energy requirements. Any reduction in the amount of electric energy we distribute as a result of these technologies may have an adverse impact on our revenues and results of operations in the future.

OUR RESULTS OF OPERATIONS, OUR ABILITY TO ACCESS CAPITAL AND INSURANCE AND OUR FUTURE GROWTH PROSPECTS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OR RISK OF OCCURRENCE OF FUTURE TERRORIST ATTACKS OR RELATED ACTS OF WAR.

     We are currently unable to measure the ultimate impact of the terrorist attacks of September 11, 2001 on our industry and the United States economy as a whole. The uncertainty associated with the retaliatory military response of the United States and other nations and the risk of future terrorist activity may impact our results of operations and financial condition in unpredictable ways. These actions could result in adverse changes in the insurance markets and disruptions of power and fuel markets. In addition, our transmission and distribution facilities could be directly or indirectly harmed by future terrorist activity. The occurrence or risk of occurrence of future terrorist attacks or related acts of war could also adversely affect the United States economy. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues and margins and limit our future growth prospects. The occurrence or risk of occurrence could also increase pressure to regulate or otherwise limit the prices charged for electricity. Also, these risks could cause instability in the financial markets and adversely affect our ability to access capital.

                                   OTHER RISKS

IF WE ARE UNABLE TO ARRANGE FUTURE FINANCINGS ON ACCEPTABLE TERMS, OUR ABILITY TO FUND FUTURE CAPITAL EXPENDITURES AND REFINANCE EXISTING INDEBTEDNESS COULD BE LIMITED.

     As a result of several recent events, including the September 11, 2001 terrorist attacks, the bankruptcy of Enron Corp., the downgrading of the credit ratings of several energy companies and the unusual volatility in the U.S. financial markets, the availability and cost of capital for our business have been adversely affected. If we are unable to obtain external financing to meet our future capital requirements on terms that are acceptable to us, our financial condition and future results of operations could be materially adversely affected. As of August 31, 2002, we had $400 million of outstanding indebtedness under our $400 million credit facility that will expire during October 2002. To the extent that we continue to need access to this amount of committed credit, we expect to extend or replace this facility. If we are unable to maintain appropriately sized credit facilities on terms that are acceptable to us, our financial condition could be materially and adversely affected. In addition, the capital constraints currently impacting our businesses may require our future indebtedness to include terms that are more restrictive or burdensome than those of our current indebtedness. These terms may negatively impact our ability to operate our business or severely restrict or prohibit distributions from our subsidiaries. The success of our future financing efforts may depend, at least in part, on:

     o    general economic and capital market conditions;

     o    credit availability from banks and other financial institutions;

     o    investor confidence in us and the market in which we operate;

     o    maintenance of acceptable credit ratings;

     o market expectations regarding our future earnings and probable cash flows;

     o market perceptions of our ability to access capital markets on reasonable terms;

     o our exposure to Reliant Resources as a customer and in connection with its indemnification obligations arising in connection with its separation from CenterPoint Energy; and

     o    provisions of relevant tax and securities laws.

WE COULD INCUR LIABILITIES ASSOCIATED WITH BUSINESSES AND ASSETS WE HAVE TRANSFERRED TO OTHERS.

     Under some circumstances, we could incur liabilities associated with assets and businesses we no longer own. These assets and businesses include

     o those transferred to Reliant Resources or its subsidiaries in connection with the organization and capitalization of Reliant Resources prior to its initial public offering in 2001;

     o those transferred to Texas Genco in connection with its organization and capitalization; and

     o those transferred to CenterPoint Energy in connection with the holding company restructuring.

     In connection with the organization and capitalization of Reliant Resources, Reliant Resources and its subsidiaries assumed liabilities associated with various assets and businesses Reliant Energy transferred to them. Reliant Resources also agreed to indemnify, and cause the applicable transferee subsidiaries to indemnify, Reliant Energy with respect to liabilities associated with the transferred assets and businesses. The indemnity provisions were intended to place sole financial responsibility on Reliant Resources and its subsidiaries for all liabilities associated with the current and historical business and operations Reliant Resources conducts, regardless of the time those liabilities arise. If Reliant Resources is unable to satisfy a liability that has been so assumed and in circumstances in which Reliant Energy has not been released from the liability in connection with the transfer, we, as successor to Reliant Energy, could be responsible for satisfying the liability.


     As described in "Legal Proceedings," Reliant Energy and Reliant Resources have been named as defendants in a number of lawsuits arising out of power sales in California and other West Coast markets and financial reporting matters. Although these matters relate to the business and operations of Reliant Resources, claims against Reliant Energy have been made on grounds that include the effect of Reliant Resources' financial results on Reliant's Energy's historical financial statements and liability of Reliant Energy as a controlling shareholder of Reliant Resources. As Reliant Energy's successor, we could incur liability if claims in one or more of these lawsuits were successfully asserted against us and indemnification from Reliant Resources were determined to be unavailable or if Reliant Resources were unable to satisfy indemnification obligations owed to us with respect to those claims.


     In connection with the organization and capitalization of Texas Genco, Texas Genco assumed liabilities associated with the electric generation assets and business Reliant Energy transferred to it. In case Texas Genco were unable to satisfy a liability that had been so assumed or indemnified against, and provided Reliant Energy had not been released from the liability in connection with the transfer, we could be responsible for satisfying the liability. Examples of liabilities for which we could be responsible in these circumstances include environmental liabilities associated with the generation facilities and obligations respecting the decommissioning of the South Texas Project.

OUR HISTORICAL FINANCIAL RESULTS AS THE UNINCORPORATED ELECTRIC TRANSMISSION AND DISTRIBUTION DIVISION OF RELIANT ENERGY ARE NOT REPRESENTATIVE OF OUR EXPECTED FUTURE RESULTS AS CENTERPOINT HOUSTON.

     We have limited experience operating as a transmission and distribution utility in a deregulated electricity market in which we are subject to rate regulation. The pro forma financial information we have included in this Current Report on Form 8-K does not necessarily reflect what our financial position, results of operations and cash flows would have been had we been a separate transmission and distribution subsidiary during the periods presented. Although our transmission and distribution operations had a significant operating history at the time of the restructuring of Reliant Energy, the pro forma financial information relating to these operations reflects the transmission and distribution of electricity as part of an integrated utility in a regulated electricity market. We currently transmit and distribute electricity at rates regulated by the Texas Utility Commission, and our revenues will depend in large part on the transmission and distribution of electricity at those rates.

     Our historical costs and expenses reflect charges from Reliant Energy for centralized corporate services and infrastructure costs. These allocations have been determined based on what we and Reliant Energy considered to be reasonable reflections of the utilization of services provided to us or for the benefits received by us. This pro forma financial information is not necessarily indicative of what our results of operations, financial position and cash flows will be in the future. We may experience significant changes in our cost structure, funding and operations as a result of the restructuring of Reliant Energy, including increased costs associated with reduced economies of scale.


                           FORWARD-LOOKING STATEMENTS

     Some of the statements in this report and the exhibits hereto are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words "anticipates," "believes," "continue," "could," "estimates," "expects," "forecast," "goal," "intends," "may," "objective," "plans," "potential," "predicts," "projection," "should," "will," or other similar words.

     We have based our forward-looking statements on our management's beliefs and assumptions based on information available at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, actual results may differ materially from those expressed or implied by our forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise publicly any forward-looking statements.

     In addition to the matters described in this report and the exhibits hereto, the following list identifies some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

     o state, federal and international legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, changes in or application of laws or regulations applicable to other aspects of our business and actions with respect to:

          o    approval of stranded costs;

          o    allowed rates of return;

          o    rate structures;

          o    recovery of investments; and

          o    operation and construction of facilities;

     o non-payment for our services due to financial distress of our customers, including our largest customer, Reliant Resources, Inc.;

     o    the successful and timely completion of our capital projects;

     o industrial, commercial and residential growth in our service territory and changes in market demand and demographic patterns;

     o    changes in business strategy or development plans;

     o    unanticipated changes in interest rates or rates of inflation;

     o    unanticipated changes in operating expenses and capital expenditures;

     o weather variations and other natural phenomena, which can affect the demand for power over our transmission and distribution systems;

     o commercial bank and financial market conditions, our access to capital and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets for transmission and distribution companies;

     o    actions by rating agencies;

     o    legal and administrative proceedings and settlements;

     o    changes in tax laws;

     o significant changes in our relationship with our employees, including the availability of qualified personnel and the potential adverse effects if labor disputes or grievances were to occur;

     o    significant changes in critical accounting policies material to us;

     o acts of terrorism or war, including any direct or indirect effect on our business resulting from terrorist attacks such as occurred on September 11, 2001 or any similar incidents or responses to those incidents;

     o    the availability and price of insurance;

     o the outcome of the pending securities lawsuits against Reliant Energy, Incorporated and Reliant Resources, Inc.;

     o the outcome of the SEC investigation relating to the treatment in our consolidated financial statements of certain activities of Reliant Resources, Inc.;

     o the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in our service territory, including the systems owned and operated by the independent system operator in the Electric Reliability Council of Texas, Inc.; and

     o political, legal, regulatory and economic conditions and developments in the United States.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

               (b)  Pro Forma Financial Information.

                    99.1 Unaudited Pro Forma Condensed Consolidated Financial Statements

               (c)  Exhibits.

                    The following exhibits are filed herewith:


         Exhibits not incorporated by reference to a prior filing are designated by a cross (+); all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.




                                                                 Report or             SEC File or
Exhibit                                                          Registration          Registration      Exhibit
Number        Description                                        Statement             Number            References
------        -----------                                        ------------          ------------      ----------
2(a)(1)       Agreement and Plan of Merger among Reliant         Joint Proxy           333-69502         Annex A
              Energy, Incorporated ("REI"), CenterPoint          Statement/
              Energy, Inc. ("CNP") and Reliant Energy            Prospectus of REI
              MergerCo, Inc. dated as of October 19, 2001        contained in
                                                                 Registration
                                                                 Statement on Form
                                                                 S-4

3(a)          Articles of Conversion of REI                      Form 8-K of           1-3187            3(a)
                                                                 CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002

3(b)          Articles of Organization of CenterPoint Energy     Form 8-K of           1-3187            3(b)
              Houston Electric, LLC                              CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002

3(c)          Limited Liability Company Regulations of           Form 8-K of           1-3187            3(c)
              CenterPoint Energy Houston Electric, LLC           CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002


                                                                 Report or             SEC File or
Exhibit                                                          Registration          Registration      Exhibit
Number        Description                                        Statement             Number            References
------        -----------                                        ------------          ------------      ----------
4(a)          Fifth Supplemental Indenture dated as of August    Form 8-K of CNP       1-31447           4(d)
              31, 2002, among CNP, REI and JPMorgan Chase        dated August 31,
              Bank (supplementing the Collateral Trust           2002 and filed with
              Indenture dated as of September 1, 1988 pursuant   the SEC on
              to which REI's Series C Medium Term Notes were     September 3, 2002
              issued)

4(b)          Supplemental Indenture No. 2 dated as of August    Form 8-K of CNP       1-31447           4(e)
              31, 2002, among CNP, REI and JPMorgan Chase Bank   dated August 31,
              (supplementing the Subordinated Indenture dated    2002 and filed with
              as of September 1, 1999 under which REI's 2%       the SEC on
              Zero-Premium Exchangeable Subordinated Notes Due   September 3, 2002
              2029 were issued)

4(c)          Supplemental Indenture No. 2 dated as of August    Form 8-K of CNP       1-31447           4(f)
              31, 2002, among CNP, REI and The Bank of New       dated August 31,
              York (supplementing the Junior Subordinated        2002 and filed with
              Indenture dated as of February 15, 1999 under      the SEC on
              which REI's Junior Subordinated Debentures         September 3, 2002
              related to REI Trust I's 7.20% trust originated
              preferred securities were issued)

4(d)          Supplemental Indenture No. 3 dated as of August    Form 8-K of CNP       1-31447           4(g)
              31, 2002 among CNP, REI and The Bank of New York   dated August 31,
              (supplementing the Junior Subordinated Indenture   2002 and filed with
              dated as of February 1, 1997 under which REI's     the SEC on
              Junior Subordinated Debentures related to 8.125%   September 3, 2002
              trust preferred securities issued by HL&P
              Capital Trust I and 8.257% capital securities
              issued by HL&P Capital Trust II were issued)

4(e)          Third Supplemental Indenture dated as of August    Form 8-K of CNP       1-31447           4(h)
              31, 2002 among CNP, REI, Reliant Energy            dated August 31,
              Resources Corp. ("RERC") and The Bank of New       2002 and filed with
              York (supplementing the Indenture dated as of      the SEC on
              June 15, 1996 under which RERC's 6.25%             September 3, 2002
              Convertible Junior Subordinated Debentures were
              issued)


                                                                 Report or             SEC File or
Exhibit                                                          Registration          Registration      Exhibit
Number        Description                                        Statement             Number            References
------        -----------                                        ------------          ------------      ----------
4(f)          Second Supplemental Indenture dated as of August   Form 8-K of CNP       1-31447           4(i)
              31, 2002 among CNP, REI, RERC and JPMorgan Chase   dated August 31,
              Bank (supplementing the Indenture dated as of      2002 and filed with
              March 1, 1987 under which  RERC's 6% Convertible   the SEC on
              Subordinated Debentures due 2012 were issued)      September 3, 2002

4(g)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447           4(j)
              Guarantee Agreements dated as of August 31, 2002   dated August 31,
              between CNP and REI (relating to (i) the           2002 and filed with
              Guarantee Agreement dated as of February 4, 1997   the SEC on
              between REI and The Bank of New York providing     September 3, 2002
              for the guaranty of certain amounts relating to
              the 8.125% trust preferred securities issued by
              Trust I and (ii) the Guarantee Agreement dated
              as of February 4, 1997 between REI and The Bank
              of New York providing for the guaranty of
              certain amounts relating to the 8.257% capital
              securities issued by Trust II)

4(h)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447           4(k)
              Guarantee Agreement dated as of August 31, 2002    dated August 31,
              between CNP and REI (relating to the Guarantee     2002 and filed with
              Agreement dated as of February 26, 1999 between    the SEC on
              REI and The Bank of New York providing for the     September 3, 2002
              guaranty of certain amounts relating to the
              7.20% Trust Originated Preferred Securities
              issued by REI Trust I)

4(i)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447            4(l)
              Expense and Liability Agreements and the Trust     dated August 31,
              Agreements dated as of August 31, 2002 between     2002 and filed with
              CNP and REI (relating to the (i) Agreement as to   the SEC on
              Expenses and Liabilities dated as of June 4,       September 3, 2002
              1997 between REI and Trust I, (ii) Agreement as
              to Expenses and Liabilities dated as of February
              4, 1997 between REI and Trust II, (iii) Trust
              I's Amended and Restated Trust Agreement dated
              February 4, 1997 and (iv) Trust II's Amended and
              Restated Trust Agreement dated February 4, 1997)

+99.1         Unaudited Pro Forma Condensed Consolidated
              Financial Statements

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC




Date: September 6, 2002                 By     /s/ James S. Brian
                                           -------------------------------------
                                               James S. Brian
                                               Senior Vice President and
                                               Chief Accounting Officer

                                  EXHIBIT INDEX

         Exhibits not incorporated by reference to a prior filing are designated by a cross (+); all exhibits not so designated are incorporated herein by reference to a filing of CenterPoint Energy, Inc. as indicated.



                                                                 REPORT OR             SEC FILE OR
EXHIBIT                                                          REGISTRATION          REGISTRATION      EXHIBIT
NUMBER        DESCRIPTION                                        STATEMENT             NUMBER            REFERENCES
------        -----------                                        ---------             ------            ----------
2(a)(1)       Agreement and Plan of Merger among Reliant         Joint Proxy           333-69502         Annex A
              Energy, Incorporated ("REI"), CenterPoint          Statement/
              Energy, Inc. ("CNP") and Reliant Energy            Prospectus of REI
              MergerCo, Inc. dated as of October 19, 2001        contained in
                                                                 Registration
                                                                 Statement on Form
                                                                 S-4

3(a)          Articles of Conversion of Reliant Energy,          Form 8-K of           1-3187            3(a)
              Incorporated                                       CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002

3(b)          Articles of Organization of CenterPoint Energy     Form 8-K of           1-3187            3(b)
              Houston Electric, LLC                              CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002

3(c)          Limited Liability Company Regulations of           Form 8-K of           1-3187            3(c)
              CenterPoint Energy Houston Electric, LLC           CenterPoint Energy
                                                                 Houston Electric,
                                                                 LLC dated August
                                                                 31, 2002 and filed
                                                                 with the SEC on
                                                                 September 3, 2002

4(a)          Fifth Supplemental Indenture dated as of August    Form 8-K of CNP       1-31447          4(d)
              31, 2002, among  CNP, Reliant Energy,              dated August 31,
              Incorporated ("REI") and JPMorgan Chase Bank       2002 and filed with
              (supplementing the Collateral Trust Indenture      the SEC on
              dated as of September 1, 1988 pursuant to which    September 3, 2002
              REI's Series C Medium Term Notes were issued)

4(b)          Supplemental Indenture No. 2 dated as of August    Form 8-K of CNP       1-31447          4(e)
              31, 2002, among CNP, REI and JPMorgan Chase Bank   dated August 31,
              (supplementing the Subordinated Indenture dated    2002 and filed with
              as of September 1, 1999 under which REI's 2%       the SEC on
              Zero-Premium Exchangeable Subordinated Notes Due   September 3, 2002
              2029 were issued)


                                                                 REPORT OR             SEC FILE OR
EXHIBIT                                                          REGISTRATION          REGISTRATION      EXHIBIT
NUMBER        DESCRIPTION                                        STATEMENT             NUMBER            REFERENCES
------        -----------                                        ---------             ------            ----------

4(c)          Supplemental Indenture No. 2 dated as of August    Form 8-K of CNP       1-31447           4(f)
              31, 2002, among CNP, REI and The Bank of New       dated August 31,
              York (supplementing the Junior Subordinated        2002 and filed with
              Indenture dated as of February 15, 1999 under      the SEC on
              which REI's Junior Subordinated Debentures         September 3, 2002
              related to REI Trust I's 7.20% trust originated
              preferred securities were issued)

4(d)          Supplemental Indenture No. 3 dated as of August    Form 8-K of CNP       1-31447           4(g)
              31, 2002 among CNP, REI and The Bank of New York   dated August 31,
              (supplementing the Junior Subordinated Indenture   2002 and filed with
              dated as of February 1, 1997 under which REI's     the SEC on
              Junior Subordinated Debentures related to 8.125%   September 3, 2002
              trust preferred securities issued by HL&P
              Capital Trust I and 8.257% capital securities
              issued by HL&P Capital Trust II were issued)

4(e)          Third Supplemental Indenture dated as of August    Form 8-K of CNP       1-31447           4(h)
              31, 2002 among CNP, REI, Reliant Energy            dated August 31,
              Resources Corp. ("RERC") and The Bank of New       2002 and filed with
              York (supplementing the Indenture dated as of      the SEC on
              June 15, 1996 under which RERC's 6.25%             September 3, 2002
              Convertible Junior Subordinated Debentures were
              issued)

4(f)          Second Supplemental Indenture dated as of August   Form 8-K of CNP       1-31447           4(i)
              31, 2002 among CNP, REI, RERC and JPMorgan Chase   dated August 31,
              Bank (supplementing the Indenture dated as of      2002 and filed with
              March 1, 1987 under which RERC's 6% Convertible    the SEC on
              Subordinated Debentures due 2012 were issued)      September 3, 2002


                                                                 REPORT OR             SEC FILE OR
EXHIBIT                                                          REGISTRATION          REGISTRATION      EXHIBIT
NUMBER        DESCRIPTION                                        STATEMENT             NUMBER            REFERENCES
------        -----------                                        ---------             ------            ----------
4(g)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447           4(j)
              Guarantee Agreements dated as of August 31, 2002   dated August 31,
              between CNP and REI (relating to (i) the           2002 and filed with
              Guarantee Agreement dated as of February 4, 1997   the SEC on
              between REI and The Bank of New York providing     September 3, 2002
              for the guaranty of certain amounts relating to
              the 8.125% trust preferred securities issued by
              Trust I and (ii) the Guarantee Agreement dated
              as of February 4, 1997 between REI and The Bank
              of New York providing for the guaranty of
              certain amounts relating to the 8.257% capital
              securities issued by Trust II)

4(h)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447           4(k)
              Guarantee Agreement dated as of August 31, 2002    dated August 31,
              between CNP and REI (relating to the Guarantee     2002 and filed with
              Agreement dated as of February 26, 1999 between    the SEC on
              REI and The Bank of New York providing for the     September 3, 2002
              guaranty of certain amounts relating to the
              7.20% Trust Originated Preferred Securities
              issued by REI Trust I)

4(i)          Assignment and Assumption Agreement for the        Form 8-K of CNP       1-31447           4(l)
              Expense and Liability Agreements and the Trust     dated August 31,
              Agreements dated as of August 31, 2002 between     2002 and filed with
              CNP and REI (relating to the (i) Agreement as to   the SEC on
              Expenses and Liabilities dated as of June 4,       September 3, 2002
              1997 between REI and Trust I, (ii) Agreement as
              to Expenses and Liabilities dated as of February
              4, 1997 between REI and Trust II, (iii) Trust
              I's Amended and Restated Trust Agreement dated
              February 4, 1997 and (iv) Trust II's Amended and
              Restated Trust Agreement dated February 4, 1997)

+99.1         Unaudited Pro Forma Condensed Consolidated
              Financial Statements